EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated February 3, 2006, with respect to the financial statements of the subaccounts of Transamerica Life Insurance Company Separate Account VA A, which are available for investment by the contract owners of The Atlas Portfolio Builder Variable Annuity and (2) dated February 17, 2006, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, included in Post-Effective Amendment No. 16 to the Registration Statement (Form N-4 No. 333-26209) under the Securities Act of 1933 and related Prospectus of The Atlas Portfolio Builder Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2006